UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3033 Campus Drive Suite E490 Plymouth, Minnesota		55441
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger and Distribution Agreement

On January 18, 2011, The Mosaic Company (“Mosaic”), Cargill, Incorporated (“Cargill”), GNS II (U.S.) Corp. (“M Holdings”), a direct, wholly-owned subsidiary of Mosaic, GNS Merger Sub LLC, a limited liability company and a wholly-owned subsidiary of M Holdings (“Merger Sub”, and together with M Holdings and Mosaic, the “Mosaic Parties”) and, for the limited purposes set forth therein, the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust (collectively, the “MAC Trusts”), entered into a Merger and Distribution Agreement (the “Merger Agreement”), a copy of which is attached hereto as Exhibit 2.1, pursuant to which the parties have agreed to a series of transactions regarding the split-off and distribution of the Mosaic shares currently owned by Cargill (the “transactions”).

Recapitalization of M Holdings

Prior to the effective time of the merger (described below) and pursuant to the Merger Agreement, the certificate of incorporation of M Holdings is to be amended to, among other things, authorize M Holdings to issue three classes of common stock: (i) M Holdings common stock, which is to be entitled to one vote per share on all matters on which holders of M Holdings common stock would be entitled to vote; (ii) four series of M Holdings class A common stock, which is to be entitled to one vote per share on all matters on which holders of M Holdings class A common stock would be entitled to vote; and (iii) three series of M Holdings class B common stock, which would be entitled to 10 votes per share solely with respect to voting for the election of M Holdings’ board of directors and otherwise to one vote per share on all matters on which holders of M Holdings class B common stock would be entitled to vote.

Merger

Following the amendments to the M Holdings certificate of incorporation, Merger Sub, a newly formed, wholly-owned subsidiary of M Holdings, is to merge with and into Mosaic, with Mosaic surviving the merger and becoming a wholly-owned subsidiary of M Holdings (the “merger”). At the effective time of the merger, (i) a portion of the Mosaic common stock held by Cargill at such time would be converted, on a one-for-one basis, into the right to receive shares of the different series of M Holdings class A common stock and M Holdings class B common stock; and (ii) each of the other outstanding shares of Mosaic common stock at such time would be converted, on a one-for-one basis, into the right to receive shares of M Holdings common stock. M Holdings will change its name to “The Mosaic Company” promptly following completion of the merger.

Split-off

Immediately following the effective time of the merger, Cargill is to consummate a split-off (the “split-off”) in which it would exchange all of the shares of M Holdings class A common stock, M Holdings class B common stock and M Holdings common stock it receives in the merger (other than shares of M Holdings common stock to be retained by Cargill (the “Cargill retained shares”)) for all or a portion of the outstanding shares of Cargill common stock held by the MAC Trusts and by other Cargill stockholders who participate in the split-off (“exchanging Cargill stockholders”). Subject to certain conditions, Cargill will determine the structure and terms and conditions of the split-off. Pursuant to the terms of an exchange agreement between Cargill and the MAC Trusts, the MAC Trusts have agreed to participate in an exchange offer in which they would exchange all of their shares of Cargill common stock for shares of M Holdings. Pursuant to certain tender and support agreements, certain other Cargill stockholders have agreed to tender a portion of their shares of Cargill common stock in the exchange offer.

Also pursuant to the Merger Agreement, Cargill may consummate a debt exchange (the “initial debt exchange”), pursuant to which it would exchange a portion of the shares of M Holdings common stock it receives in the merger for indebtedness of Cargill pursuant to one or more debt exchange agreements, and Cargill may subsequently consummate one or more follow-on debt exchanges (together with initial debt exchange, the “debt exchanges”). Subject to certain conditions, Cargill will determine the structure, terms and conditions of any debt exchanges.

Representations and Warranties; Covenants

Each of the Mosaic Parties and Cargill has made representations and warranties in the Merger Agreement. The parties have also undertaken various covenants in the Merger Agreement. Mosaic has undertaken various covenants in the Merger Agreement in respect of its interim operations, pursuant to which, among other things, and subject to certain exceptions, it has agreed that, prior to the closing of the merger, it will not amend its or M Holdings’ organizational documents, adopt certain plans of liquidation or dissolution, make certain changes to its line of business, effect certain acquisitions, issues, sales, grants, redemptions or other disposals of its own securities or grant certain rights over them, accelerate the exercise date of equity awards, make certain acquisitions or dispositions of businesses, assets or other properties, declare special dividends, or incur liabilities or obligations outside the ordinary course. In addition, Mosaic has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which shall include a proxy statement, seeking stockholder approval of the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Mosaic common stock and the holders of a majority of the outstanding shares of Mosaic common stock not held by Cargill and its subsidiaries, and to hold a stockholders meeting for such purpose.

Cargill has also agreed, among other things, and subject to certain exceptions, to vote, or cause to be voted, at the Mosaic stockholders meeting, all shares of Mosaic common stock held by Cargill and its subsidiaries in favor of the adoption of the Merger Agreement and any other matters to be implemented after the closing of the transactions and that are necessary to consummate the transactions. Cargill has undertaken various covenants restricting its ability, until the earlier of the closing or the termination of the Merger Agreement in accordance with its terms, to transfer the shares of Mosaic common stock, participate in an acquisition of securities of Mosaic or its subsidiaries or a business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Mosaic or any of its subsidiaries, solicit proxies with respect to the voting of any Mosaic common stock, participate in a group (other than with Cargill’s affiliates) with respect to any of the shares of Mosaic common stock, or submit to Mosaic stockholders any written consent or call a special meeting of Mosaic’s stockholders. Cargill has also agreed that, until the earlier of the closing or the termination of the Merger Agreement in accordance with its terms, except as permitted in accordance with the Merger Agreement, it will not solicit alternative proposals, or participate in discussions with, or furnish information concerning Cargill or Mosaic to, any other person in connection with an alternative proposal.

Conditions

The closing of the merger is subject to the satisfaction or waiver by each of Mosaic and Cargill of certain conditions set forth in the Merger Agreement, including, among other things:

•

adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Mosaic common stock and the holders of a majority of the outstanding shares of Mosaic common stock not held by Cargill and its subsidiaries;

•	filing with the SEC, and effectiveness, of the registration statement with respect to the registered secondary offerings contemplated by the Registration Agreement (defined below);

•

filing with the SEC, and effectiveness, of the registration statement on Form S-4, and the absence of any stop order suspending the effectiveness of such registration statement on Form S-4 or proceedings initiated by the SEC for that purpose;

•

no change in the private letter ruling issued by the IRS or change in law that could, (i) in the reasonable judgment of counsel to Mosaic, affect the validity of such private letter ruling in an adverse manner to Mosaic, the Mosaic public stockholders, M Holdings or the holders of M Holdings common stock; or (ii) in the reasonable judgment of counsel to Cargill, adversely affect the validity of the private letter ruling in an adverse manner to Cargill; and

•	receipt of approval for listing of the shares of M Holdings common stock on the New York Stock Exchange.

In addition, the obligation of Mosaic to close the merger is subject to the satisfaction or waiver of certain conditions, including the agreement of Cargill that it will consummate the split-off and that each stockholder of Cargill who is expected, after the consummation of the split-off, to beneficially own shares of M Holdings representing 5% of more of the voting power for the election of the M Holdings board of directors, will execute and deliver to M Holdings the Governance Agreement (as described below).

The obligation of Cargill to effect the closing of the merger is also subject to the satisfaction or waiver of certain other conditions, including (i) that there is no 5% stockholder who actively participates in the management or operation of Mosaic; (ii) receipt of a tax certificate from Mosaic and a tax opinion; and (iii) no “Material Market Event” (as defined in the Merger Agreement) shall have occurred.

Termination

The Merger Agreement may be terminated at any time prior to the effective time of the merger:

•	by the mutual written consent of Cargill and Mosaic;

•

by either Cargill or Mosaic (i) in the event there is a final and non-appealable prohibition by a governmental entity of the merger, the split-off or related transactions; (ii) the Mosaic stockholders do not vote to adopt the Merger Agreement; (iii) after August 18, 2011 if the closing has not occurred by such date (subject to extension under certain circumstances in accordance with the Merger Agreement) (the “end date”); or (iv) if the other party breaches or fails to perform any of its representations, warranties, covenants or other obligations as specified in the Merger Agreement and subject to certain conditions set forth therein;

•

by Mosaic, among other things, after a period of sixty consecutive calendar days (or such longer number of days as provided in the Merger Agreement) during which specified conditions to closing shall have been satisfied or waived (the “closing period”) if the closing of the merger has not occurred; or

•

by Cargill, among other things, (i) prior to the approval of Mosaic’s stockholders if either the Mosaic board of directors or special committee has changed its recommendation to its stockholders to vote in favor of the adoption of the Merger Agreement; or (ii) if Cargill’s board of directors determines, in its sole discretion, that the transactions are not in the best interest of Cargill and that then-present market conditions are not consistent with achieving Cargill’s business objectives.

In the event of termination under certain conditions, as described in the Merger Agreement (including in the event that the Merger Agreement is terminated because Cargill’s board of directors determines in its sole discretion that the transactions are not in the best interest of Cargill and that then-present market conditions are not consistent with achieving Cargill’s business objective), Cargill will be required to pay to Mosaic a termination fee of $200 million, which would be distributed by Mosaic to the holders of Mosaic common stock (other than Cargill and its subsidiaries) on a pro-rata basis.

The foregoing description of the Merger Agreement, merger, split-off and the other transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Registration Agreement

On January 18, 2011, Mosaic, M Holdings, Cargill and the MAC Trusts entered into a Registration Agreement (the “Registration Agreement”), a copy of which is attached hereto as Exhibit 2.2.

Pursuant to the Registration Agreement, following the split-off, M Holdings has agreed to conduct a number of registered secondary offerings (“formation offerings”) to provide for the sale of the Cargill retained shares and 49.5 million shares of Mosaic stock received by the MAC Trusts in the split-off. The Cargill retained shares may be used in the debt exchanges and sold by the exchanging Cargill debtholders in the formation offerings. The first formation offering will occur immediately following the completion of the split-off and the initial debt exchange. Up to three additional formation offerings may then be conducted within 15 months after the split-off.

All other shares of M Holdings stock received by the MAC Trusts and the other Cargill stockholders who participate in the split-off and not sold in the formation offerings (an estimated 129 million shares in the aggregate) would generally not be transferable for periods ranging from two and a half to four and a half years after the closing of the split-off. The transfer restrictions on these shares of M Holdings stock would be released, and the shares would become transferable, in three equal annual installments beginning on the two and half year anniversary of the split-off. In connection with each annual release of the restricted shares of M Holdings stock, pursuant to the terms of the Registration Agreement, M Holdings would, at the request of the MAC Trusts or, if the MAC Trusts decline to so request, at its own election, register the shares of M Holdings stock for sale in a secondary “demand” offering that could occur each year after the second anniversary of the closing of the split-off, with the first such secondary “demand” offering occurring not earlier than twelve months after the last of the formation offerings or certain primary equity issuances by the Company in accordance with the terms of the Registration Agreement.

The Registration Agreement also contains additional provisions relating to private and market sales under certain specified conditions and the timing of and procedures for each of the transactions described above.

The Registration Agreement also contains certain restrictions regarding M Holdings’ ability to issue equity and buy back stock for a period of up to two and a half years following the closing of the split-off.

The foregoing description of the formation offerings and the Registration Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Agreement, which is attached as Exhibit 2.2 hereto and incorporated herein by reference.

Tax Agreement

On January 18, 2011, Mosaic, M Holdings and Cargill entered into a Tax Agreement (the “Tax Agreement”), a copy of which is attached hereto as Exhibit 2.3. The Tax Agreement governs Mosaic’s and M Holdings’ tax related obligations with respect to the transaction, and it contains representations made by Mosaic and M Holdings in connection with the receipt of the IRS private letter ruling. The Tax Agreement also contains restrictions on M Holdings’ actions following the split-off, including limitations on M Holdings’ right to issue, redeem, transfer or approve the transfer of its equity securities, including in connection with a merger or business combination. Any actions by M Holdings that violate such limitations constitute “prohibited acts” under the Tax Agreement, as do certain other actions that could cause the transactions to be taxable to Cargill. However, any such actions may be undertaken by M Holdings if it obtains an opinion, satisfactory to Cargill, that such action(s) will not result in the transactions being treated as taxable to Cargill. This would potentially allow M Holdings the flexibility to take such actions (upon receipt of an opinion described above) based on the then-present facts and circumstances. The Tax Agreement details Mosaic’s and M Holdings’ obligation to indemnify Cargill in the event that any prohibited acts, or a breach of Mosaic’s representations or covenants, cause the split-off and the debt exchanges to fail to qualify as tax-free transactions. A receipt of a tax opinion described above does not relieve Mosaic from these indemnification obligations. The Tax Agreement also provides the parties’ rights to participate in and control a tax audit of the transactions.

The foregoing description of the Tax Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Tax Agreement, which is attached as Exhibit 2.3 hereto and incorporated herein by reference.

Governance Agreement

On January 18, 2011, Mosaic, M Holdings, the MAC Trusts and the other stockholder parties thereto entered into a Governance Agreement (the “Governance Agreement”), a copy of which is attached hereto as Exhibit 2.4. As a condition to closing the merger, the MAC Trusts and any other Cargill stockholder that is participating in the split-off, who, to Cargill’s knowledge at the time of closing is reasonably expected to, or be part of a group of stockholders who will, beneficially own 5% or more of the voting power of M Holdings for the election of directors following the split-off, will be subject to the Governance Agreement. Pursuant to the Governance Agreement, each such “significant stockholder” is to be subject to certain transfer and standstill restrictions. In addition, until the earlier of the third anniversary of the closing and the date on which such stockholder beneficially owns less than 10% of the total voting power, such stockholder agrees, among other things, to vote its shares of M Holdings stock (other than for the election of directors and for a proposal to convert the M Holdings class B common stock into M Holdings class A common stock and/or M Holdings common stock (or a combination thereof)) at all meetings of the M Holdings’ stockholders in accordance with the board’s recommendation with respect to each matter, so long as holders of a majority of the voting securities owned by all holders other than the significant stockholders who have submitted proxies to the company in respect of such meeting have agreed to vote their securities in such proxies in accordance with the board’s recommendation on such matter.

The foregoing description of the Governance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Governance Agreement, which is attached as Exhibit 2.4 hereto and incorporated herein by reference.

Registration Rights Agreement

On January 18, 2011, M Holdings and the MAC Trusts entered into a Registration Rights Agreement (the “Registration Rights Agreement”), a copy of which is attached hereto as Exhibit 2.5. The Registration Rights Agreement generally provides that, following 180 days after the four-and-a-half year anniversary of the split-off (the “effective date”), the MAC Trusts would have two rights to request that M Holdings file a registration statement under the Securities Act of 1933, subject to certain limitations and conditions described therein, pursuant to which the MAC Trusts could sell any remaining shares of M Holdings that the MAC Trusts received in the split-off and did not otherwise dispose of at such time.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is attached as Exhibit 2.5 hereto and incorporated herein by reference.

Safe Harbor Statement

This Current Report on Form 8-K (including information included or incorporated by reference herein) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed transaction, the terms and the effect of the proposed transaction, the nature and impact of the proposed transaction, capitalization of Mosaic following completion of the proposed transaction, benefits of the proposed transaction; future strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of Mosaic’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; the expected timeline for completing the transaction; difficulties with realization of the benefits of the proposed transaction; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation and implementation of the U.S. Environmental Protection Agency’s numeric water quality standards for the discharge of nutrients into Florida lakes and streams; further developments in the lawsuit involving the federal wetlands permit for the extension of the Company’s South Fort Meade, Florida, mine into Hardee County, including orders, rulings, injunctions or other actions by the court or actions by the plaintiffs, the Army Corps of Engineers or others in relation to the lawsuit, or any actions the Company may identify and implement in an effort to mitigate the effects of the lawsuit; other difficulties or delays in receiving, or increased costs of, or revocation of, necessary governmental permits or approvals; the effectiveness of the Company’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental obligations, or Canadian resource taxes and royalties; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan, potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in Mosaic’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

Additional Information

In connection with the proposed transaction, M Holdings will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Mosaic that also constitutes a prospectus of M Holdings. Mosaic will deliver the final proxy statement/prospectus to its stockholders. Investors and holders of Mosaic securities are strongly encouraged to read the proxy statement/prospectus (and any other relevant documents filed with the SEC) when it becomes available because it will contain important information relating to the proposed transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Mosaic and M Holdings with the SEC, without charge, at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Mosaic’s website at www.mosaicco.com under the tab “Investors”.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Accordingly, the proxy solicitation for the merger described in this communication has not commenced. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

Participants in this Transaction

Mosaic and M Holdings and their respective directors, executive officers and certain other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Mosaic’s stockholders with respect to the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Mosaic stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Mosaic in its Annual Report on Form 10-K for the fiscal year ended May 31, 2010 filed with the SEC on July 23, 2010 and in its definitive proxy statement filed with the SEC on August 24, 2010. You can obtain free copies of these documents from Mosaic using the website information above. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement/prospectus and other material to be filed with the SEC in connection with the proposed transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibits furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: January 19, 2011	By:	/s/ James T. Prokopanko
	Name: Title:	James T. Prokopanko President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger and Distribution Agreement, dated January 18, 2011, by and among The Mosaic Company, Cargill, Incorporated, GNS II (U.S.) Corp., GNS Merger Sub, LLC, and, for the limited purposes set forth therein, the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust.

2.2	Registration Agreement, dated January 18, 2011, by and among The Mosaic Company, Cargill, Incorporated, GNS II (U.S.) Corp., the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust.

2.3	Tax Agreement, dated January 18, 2011, by and among The Mosaic Company, GNS II (U.S.) Corp. and Cargill, Incorporated.

2.4	Governance Agreement, dated as of January 18, 2011, by and among The Mosaic Company, GNS II (U.S.) Corp. and each of the other parties thereto.

2.5	Registration Rights Agreement, dated as of January 18, 2011, by and among GNS II (U.S.) Corp., the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust.